Execution Copy

STANDBY EQUITY DISTRIBUTION AGREEMENT

THIS AGREEMENT dated as of January 13, 2010 (this “Agreement”) between YA GLOBAL MASTER SPV LTD., a Cayman Islands exempt limited partnership (the “Investor”), and RAIT FINANCIAL TRUST, a real estate investment trust organized and existing under the laws of the State of Maryland (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $50,000,000 of the Company’s common shares of beneficial interest (the “Common Stock”); and

WHEREAS, the offer and sale of the shares of Common Stock issuable hereunder have been registered by the Company on a registration statement on Form S-3 (File No. 333-152351) filed with the United States Securities and Exchange Commission (the “SEC”), which has been declared effective by the SEC under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

NOW, THEREFORE, the parties hereto agree as follows:
Article I.	Certain Definitions

Section 1.01 “Advance” shall mean the portion of the Commitment Amount requested by the Company in the Advance Notice.

Section 1.02 “Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the Advance amount that the Company requests from the Investor.

Section 1.03 “Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.01(a) of this Agreement) to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement.

Section 1.04 “Advance Settlement Date” shall mean the 1st Trading Day after the relevant Pricing Period, or such later Trading Day designated by the Company up to and including the 3rd Trading Day after the relevant Pricing Period.

Section 1.05 “Base Prospectus” shall mean the Company’s prospectus accompanying the Registration Statement.

Section 1.06 “By-laws” shall have the meaning set forth in Section 4.06.

Section 1.07 “Change in Control” shall mean means the occurrence at any time of any of the following events: (1) consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to Common Stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or events pursuant to which all of the outstanding Common Shares are exchanged for, converted into or constitute solely the right to receive, cash, securities or other property; (2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Company or any majority-owned subsidiary of the Company or any employee benefit plan of the Company or such subsidiary, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of beneficial interest of the Company then outstanding entitled to vote generally in elections of the Company’s trustees; or (3) during the Commitment Period, persons who at the beginning of the Commitment Period constituted the Board of Trustees of the Company, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the Board of Trustees of the Company who were either members of the Board of Trustees of the Company at the beginning of the Commitment Period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Trustees of the Company.

Section 1.08 “Commission” shall mean an amount equal to 2% of the Advance (reduced, if necessary, pursuant to Section 2.01(c), Section 2.01(d) or Section 2.01(e) and increased, if necessary, by the purchase price paid for additional shares of Common Stock purchased on Excluded Days pursuant to Section 2.01(e)).

Section 1.09 “Commitment Amount” shall mean the aggregate amount of up to $50,000,000 which the Investor has agreed to provide to the Company in order to purchase the Company’s Common Stock pursuant to the terms and conditions of this Agreement; provided that, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase shares of Common Stock under this Agreement to the extent that after giving effect to such purchase and sale the aggregate number of shares of Common Stock issued under this Agreement would exceed 12,500,000 shares of Common Stock (which is less than 20% of the 74,420,670 outstanding shares of Common Stock as of January 12, 2010) except that such limitation shall not apply in the event that the Company (i) obtains the approval of its shareholders as required by the applicable rules of the Principal Market for the Common Stock for issuances of Common Stock in excess of such amount or (ii) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Investor.

Section 1.10 “Commitment Period” shall mean the period commencing on the Effective Date, and expiring upon the termination of this Agreement in accordance with Section 10.02.

Section 1.11 “Common Stock” shall have the meaning set forth in the recitals of this Agreement.

Section 1.12	“Condition Satisfaction Date” shall have the meaning set forth in Article VII.

Section 1.13	“Declaration of Trust” shall have the meaning set forth in Section 4.06.

Section 1.14	“Effective Date” shall mean the date hereof.

Section 1.15	“Environmental Laws” shall have the meaning set forth in Section 4.11.

Section 1.16 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.17 “Initial Disclosure” shall have the meaning set forth in Section 6.13.

Section 1.18 “Market Price” shall mean the lowest daily VWAP of the Common Stock during the relevant Pricing Period.

Section 1.19 “Material Adverse Effect” shall mean any condition, circumstance, or situation that has resulted in, or would reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

Section 1.20 “Maximum Advance Amount” shall be $1,500,000, or such other amount as may be agreed upon by the mutual consent of the parties.

Section 1.21 “Minimum Acceptable Price” shall have the meaning set forth in Section 2.01(e).

Section 1.22 “Net Advance Amount” shall mean the amount of an Advance (in each case as reduced, if necessary, pursuant to Section 2.01(c), Section 2.01(d) or Section 2.01(e) and as increased, if necessary, by the purchase price paid for additional shares of Common Stock purchased on Excluded Days pursuant to Section 2.01(e)) less the Commission.

Section 1.23	“Note” shall have the meaning set forth in Section 2.04.

Section 1.24	“Ownership Limitation” shall have the meaning set forth in Section 2.01(a).

Section 1.25 “Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.26	“Placement Agent” shall mean Raymond James & Associates.

Section 1.27	“Preferred Stock” shall have the meaning set forth in Section 4.06.

Section 1.28 “Pricing Period” shall mean the 3 consecutive Trading Days after the Advance Notice Date.

Section 1.29 “Principal Market” shall mean the New York Stock Exchange.

Section 1.30 “Prospectus” shall mean the Base Prospectus, as supplemented by any Prospectus Supplement.

Section 1.31 “Prospectus Supplement” shall mean any prospectus supplement to the Base Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, including, without limitation, the Prospectus Supplement required pursuant to Section 6.04 hereof.

Section 1.32 “Purchase Price” shall be set at 97% of the Market Price during the Pricing Period.

Section 1.33 “Registration Limitation” shall have the meaning set forth in Section 2.01(a).

Section 1.34 “Registration Statement” shall mean the Company’s shelf registration statement filed by the Company with the SEC under the Securities Act on Form S-3 (Registration Number 333-152351), with respect to Common Stock, Preferred Stock and warrants to be offered and sold by the Company, as such Registration Statement may be amended and supplemented from time to time and including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act or another registration statement on a form promulgated by the SEC for which the Company then qualifies and which form shall be available for the registration of the sale of Shares to the Investor and any successor shelf registration statement filed by the Company with the SEC under the Securities Act on a form promulgated by the SEC for which the Company then qualifies and which form shall be available for the registration of the sale of Shares to the Investor.

Section 1.35	“SEC” shall have the meaning set forth in the recitals of this Agreement.

Section 1.36	“SEC Documents” shall have the meaning set forth in Section 4.03.

Section 1.37 “Securities Act” shall have the meaning set forth in the recitals of this Agreement.

Section 1.38 “Settlement Document” shall have the meaning set forth in Section 2.02(a).

Section 1.39 “Shares” shall mean the shares of Common Stock to be issued from time to time hereunder pursuant to Advances.

Section 1.40 “Trading Day” shall mean any day during which the Principal Market shall be open for business.

Section 1.41 “VWAP” shall mean, for any Trading Day, the daily volume weighted average price of the Common Stock for such date on the Principal Market as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)).

Article II. Advances

Section 2.01 Advances; Mechanics. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein, the Company, at its sole and exclusive option, may, from time to time, issue and sell to the Investor, and the Investor shall purchase from the Company, shares of Common Stock on the following terms:

(a)	Advance Notice. At any time during the Commitment Period, the Company may require the Investor to purchase shares of Common Stock by delivering an Advance Notice to the Investor, subject to the conditions set forth in Article VII; provided, however, that (i) the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than the Maximum Advance Amount, (ii) the aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount, (iii) in no event shall the number of shares of Common Stock issuable to the Investor pursuant to an Advance cause the aggregate number of shares of Common Stock beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Investor and its affiliates to exceed 4.99% of the then outstanding Common Stock (the “Ownership Limitation”) and (iv) in no event shall the aggregate offering price or number of Shares, as the case may be, exceed the aggregate offering price or number of Shares, as the case may be, available for issuance under the Registration Statement (the “Registration Limitation”). The Company acknowledges that the Investor may sell shares of the Company’s Common Stock corresponding with a particular Advance Notice after the Advance Notice is received by the Investor so long as such sale complies with all applicable laws.

(b)	Date of Delivery of Advance Notice. Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A or such other instructions that the Investor may provide to the Company. An Advance Notice shall be deemed delivered on (i) the Trading Day it is received by electronic mail (“Email”), facsimile or otherwise by the Investor if such notice is received prior to 5:00 pm Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by Email, facsimile or otherwise after 5:00 pm Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Advance Notice may be deemed delivered on a day that is not a Trading Day. The Company acknowledges and agrees that Investor shall be entitled to treat any email it receives from officers whose email addresses are identified by the Company purporting to be an Advance Notice as a duly executed and authorized Advance Notice from the Company. The Investor shall promptly confirm the receipt of any Advance Notice delivered via email after such email is opened by replying to the sender of such email. Any Advance Notice delivered by email shall be deemed received by the Investor only after the Investor has sent such reply confirming receipt.

(c)	Ownership Limitation. In connection with each Advance Notice delivered by the Company, any portion of an Advance that would cause the Investor to exceed the Ownership Limitation shall automatically be withdrawn.

(d)	Registration Limitation. In connection with each Advance Notice, any portion of an Advance that would cause the aggregate offering price or number of Shares, as the case may be, to exceed the Registration Limitation shall automatically be deemed to be withdrawn by the Company with no further action required by the Company. At the Company’s request from time to time, the Investor shall report to the Company the total amount of Shares offered and sold pursuant to this Agreement and the portion of the total Commitment Amount remaining.

(e)	Minimum Acceptable Price. In connection with each Advance Notice, the Company may indicate a minimum acceptable price (the “Minimum Acceptable Price”). Upon the issuance by the Company of an Advance Notice with a Minimum Acceptable Price, (i) the amount of the Advance set forth in such Advance Notice shall automatically be reduced by 33.33% for each Trading Day during the Pricing Period that the VWAP of the Common Stock is below the Minimum Acceptable Price (each such day, an “Excluded Day”), and (ii) each Excluded Day shall be excluded from the Pricing Period solely for purposes of determining the Market Price. The number of shares of Common Stock to be delivered to the Investor at the Closing (in accordance with Section 2.02 of this Agreement) shall correspond with the Advance Notice amount as reduced pursuant to clause (i) above, except that, subject to Section 2.01(c) and Section 2.01(d), the Company shall be obligated to sell, and the Investor shall be obligated to purchase, up to that number of shares of Common Stock equal to the amount of any such reduction divided by such Minimum Acceptable Price corresponding to such Advance Notice that have been sold by the Investor on an Excluded Day at a price equal to such Minimum Acceptable Price and this exception shall not affect the calculation of the Purchase Price for the Trading Days in the Pricing Period that are not Excluded Days.

Section 2.02 Closings. The closing of each Advance with respect to each Pricing Period shall take place on each Advance Settlement Date in accordance with the following procedures:

(a)	By 10:30 am on the Trading Day immediately following each Pricing Period the Investor shall deliver to the Company a written document (each a “Settlement Document”) setting forth the amount of the Advance (taking into account any adjustments pursuant to Section 2.01(c), Section 2.01(d), or Section 2.01(e)), the Net Advance Amount, the Purchase Price, the number of shares of Common Stock to be issued and subscribed for (which in no event will be greater than the Ownership Limitation)), and a report by Bloomberg, LP indicating the VWAP for each of the Trading Days during the Pricing Period, in each case taking into account the terms and conditions of this Agreement. The Settlement Document shall be in the form attached hereto as Exhibit B and shall be delivered in accordance with the instructions set forth on the top of Exhibit B or such other instructions that the Company may provide to the Investor.

(b)	On each Advance Settlement Date the Company will, or will cause its transfer agent to, electronically transfer such number of shares of Common Stock registered in the name of the Investor as shall equal the sum of (a) the result obtained by dividing (x) the amount of the Advance specified in such Advance Notice (as may be reduced according to the terms of this Agreement), by (y) the Purchase Price and (b) that number of additional shares of Common Stock purchased on Excluded Days pursuant to Section 2.01(e), by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto (which in all cases shall be freely tradable, registered shares in good deliverable form) against payment of the Net Advance Amount in same day funds to an account designated by the Company. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares. Any certificates evidencing shares of Common Stock delivered pursuant hereto shall be free of restrictive legends.

(c)	On each Advance Settlement Date, upon receipt of the Shares related to such Advance, the Investor will pay the Commission (on behalf of the Company) to the Placement Agent in same day funds to an account designated by the Placement Agent.

Section 2.03 Hardship. If the Company defaults in its obligations to deliver the Shares (which in all cases shall be freely tradable, registered shares in good deliverable form) on the Advance Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any direct (and not consequential) loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage would occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce, without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 2.04 Promissory Notes. After the first Advance Settlement Date under this Agreement and thereafter during the Commitment Period, the Company may at any time and from time to time request the Investor to purchase promissory notes (each, a “Note”) issued by the Company with a principal amount of up to $10,000,000. After considering each request in good faith, the Investor in its sole discretion, will decide whether or not to purchase such Notes. Any such Notes purchased by the Investor will be on terms mutually acceptable to both the Company and the Investor and may include a provision that the Notes be repaid with the proceeds of Advances delivered pursuant to this Agreement.

Article III. Representations and Warranties of Investor

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and will remain true and correct throughout the Commitment Period:

Section 3.01 Organization and Authorization. The Investor is duly incorporated or organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to purchase, hold and sell the Shares. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.02 Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

Section 3.03 No Legal Advice From the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.04 Not an Affiliate. The Investor is not an officer, director or a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 of the Securities Act).

Section 3.05 Short Position. Subject to the Investor’s rights under Section 2.01(a) and Section 3.06, neither the Investor nor any affiliate of the Investor has an open short position in the Common Stock of the Company.

Section 3.06 Trading Activities. The Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of the Common Stock, provided that the Company acknowledges and agrees that upon receipt of an Advance Notice the Investor has the right to sell the shares to be purchased by the Investor pursuant to an Advance Notice prior to taking possession of such Shares so long as such sale complies with all applicable laws. The Investor agrees that it shall not, and that it will cause its affiliates not to, beneficially own (as calculated pursuant to Section 13(d) of the Exchange Act) any shares of the Common Stock other than shares of Common Stock acquired pursuant to this Agreement. As of the date of this Agreement, the Investor and its affiliates do not beneficially own (as calculated pursuant to Section 13(d) of the Exchange Act) any shares of Common Stock.

Article IV. Representations and Warranties of the Company

Except as stated below, on the disclosure schedules attached hereto or in the SEC Documents (as defined herein), the Company hereby represents and warrants to the Investor that the following are true and correct as of the date hereof:

Section 4.01 Registration Statement and Prospectus.

(a) The Company meets the requirements for use of Form S-3 under the Securities Act for the offering of the Shares, including but not limited to the transactions requirements for an offering made by the issuer set forth in Instruction I.B.1 to Form S-3.

(b) The Registration Statement, including the Base Prospectus contained therein, was prepared by the Company in conformity with the requirements of the Securities Act and all applicable U.S. federal securities laws rules and regulations. Any amendment or supplement to the Registration Statement or Prospectus required by this Agreement will be so prepared and filed by the Company and, as applicable, the Company will use its reasonable best efforts to cause it to become effective as soon as reasonably practicable. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the SEC. Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the SEC deemed to be incorporated by reference therein.

(c) The Company has not distributed and, prior to the completion of the distribution of the Shares, shall not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Base Prospectus as supplemented by any Prospectus Supplement or such other materials, if any, permitted by the Securities Act.

Section 4.02 No Misstatement or Omission. Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus, on the date of filing thereof with the SEC and at each date during the Pricing Period and at the Advance Settlement Date conformed or will conform in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, on the date of filing thereof with the SEC and at each date during the Pricing Period and at the Advance Settlement Date did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements or omissions in any such document made in reliance on information furnished in writing to the Company by the Investor expressly stating that such information is intended for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto.

Section 4.03 SEC Documents; Financial Statements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act (all of the foregoing filed within the two years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company is current with its filing obligations under the Exchange Act and all SEC Documents have been filed on a timely basis or the Company has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 4.04 Organization and Qualification. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with trust power to own, lease and operate its properties and to conduct its business substantially as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Agreement. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 4.05 Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite trust power and authority to enter into and perform this Agreement and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Trustees or a duly authorized Committee thereof and no further consent or authorization is required by the Company, its Board of Trustees or its shareholders, provided, however, that each issuance of Common Stock shall need to be authorized by the Company’s Board of Trustees or a duly authorized Committee thereof, (iii) this Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement and any related agreements, assuming the execution and delivery thereof and acceptance by the Investor, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies; and except to the extent that rights to indemnification and contribution may be limited or held unenforceable under applicable federal or state securities laws or public policy underlying such laws.

Section 4.06. Capitalization. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 25,000,000 preferred shares of beneficial interest, $.01 par value per share (“Preferred Stock”), of which 74,420,670 shares of Common Stock are issued and outstanding and, with respect to the Preferred Stock, 2,760,000 shares of 7.75% Series A cumulative redeemable preferred shares of beneficial interest, 2,258,300 shares of 8.375% Series B cumulative redeemable preferred shares of beneficial interest will be issued and outstanding, and 1,600,000 shares of Series C cumulative redeemable preferred shares are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. The Common Stock is currently quoted on the New York Stock Exchange under the trading symbol “RAS”. Except as disclosed in the SEC Documents, the Registration Statement, the Prospectus or any Prospectus Supplement, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the SEC Documents, the Registration Statement, the Prospectus or any Prospectus Supplement, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities (iii) there are no outstanding registration statements other than the Registration Statement, other registration statements of the Company on Form S-3 (File No. 333-149340, effective on March 13, 2008; File No. 333-144603, effective on July 16, 2007 and post effective amendment effective April 25, 2008; File No. 333-139948, effective on January 12, 2007; File No. 333-139889, effective on January 10, 2007), Form S-4 (File No. 333-162878, effective on November 30, 2009) and Form S-8 (File No. 333-151627, effective June 13, 2008; File No. 333-125480, effective on June 3, 2005; File No. 333-100766, effective on October 25, 2002; and File No. 333-67452, effective on August 14, 2001) and (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein. True and correct copies of the Company’s Declaration of Trust, as amended and as in effect on the date hereof (the “Declaration of Trust”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto are available as exhibits to the SEC Documents.

Section 4.07 No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Declaration of Trust, any certificate of designations of any outstanding series of Preferred Stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or any of its subsidiaries is bound or affected and which would cause a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor its subsidiaries is in violation of any term of or in default under its Declaration of Trust or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries that would cause a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any material law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof except as such consent, authorization or order has been obtained prior to the date hereof. The Company and its subsidiaries are unaware of any fact or circumstance which, in their reasonable judgment, might give rise to any of the foregoing.

Section 4.08 No Default. Except as disclosed in the SEC Documents, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or attachments hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under its Declaration of Trust, By-Laws, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, or any statute, or any decree, judgment, order, rules or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, in each case which default, lien or charge is likely to cause a Material Adverse Effect.

Section 4.09 Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademarks, trade names, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.10 Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened.

Section 4.11 Environmental Laws. Except as would not have a Material Adverse Effect, the Company and its subsidiaries are (i) in compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

Section 4.12 Title. Except as set forth in the SEC Documents, the Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

Section 4.13 Insurance. The Company and each of its subsidiaries are insured against such losses and risks and in such amounts as management of the Company believes to be prudent and customary for similarly situated companies in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.14 Regulatory Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.15 Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.16 No Material Adverse Breaches, etc. Except as set forth in the SEC Documents, the Registration Statement, the Prospectus or any Prospectus Supplement, neither the Company nor any of its subsidiaries is subject to any charter, trust or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have, individually or in the aggregate, a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries, taken as a whole.

Section 4.17 Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.18 Subsidiaries. Except as disclosed in Schedule 4.18, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.19 Tax Status. Except as disclosed in the SEC Documents, the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

Section 4.20 Certain Transactions. Except as set forth in the SEC Documents none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.21 The Shares. The Shares have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued and fully paid and non-assessable, free and clear of all encumbrances and will be issued in compliance with all applicable United States federal and state securities laws; the capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof contained in the Registration Statement and the Common Stock, including the Shares, will conform to the description thereof contained in the Prospectus as amended or supplemented. Neither the shareholders of the Company, nor any other person or entity have any preemptive rights or rights of first refusal with respect to the Shares or other rights to purchase or receive any of the Shares or any other securities or assets of the Company, and no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Securities Act, any shares of capital stock or other securities or assets of the Company upon the issuance or sale of the Shares. The Company is not obligated to offer the Shares on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents.

Section 4.22 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder. The Company is aware and acknowledges that it may not be able to request Advances under this Agreement if the Registration Statement ceases to be effective or if any issuances of Common Stock pursuant to any Advances would violate any rules of the Principal Market.

Article V. Indemnification

The Investor and the Company covenant to the other the following with respect to itself:

Section 5.01 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Investor and the Investor’s affiliates, directors, officers, employees and agents and each person who controls the Investor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Prospectus, or in any Prospectus Supplement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, subject to Section 5.03, agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such loss, claim, damage, liability, expense or action effected without its consent.

Section 5.02 Indemnification by the Investor. The Investor agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity to the Investor, but only with reference to written information relating to such Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity.

Section 5.03 Notice of Claim. Promptly after receipt by an indemnified party under this Article V of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article V, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve it from liability under Section 5.01 or Section 5.02 above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses or otherwise results in a material impairment of the indemnifying party’s ability to defend. In the case of parties indemnified pursuant to Section 5.01 above, counsel to the indemnified parties shall be selected by the Company, and, in the case of parties indemnified pursuant to Section 5.02 above, counsel to the indemnified parities shall be selected by the Investor. An indemnified party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party if the indemnified party shall have concluded, based upon the written opinion of counsel, that a conflict may exist in the representation of both the indemnifying and indemnified parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (i) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) such settlement, compromise or consent does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 5.04 Contribution. In the event that the indemnity provided in Section 5.01, Section 5.02 or Section 5.03 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Investor severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Investor may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Investor on the other from transactions contemplated by this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Investor severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Investor on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by it, and benefits received by the Investor shall be deemed to be equal to the total discounts received by the Investor. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Investor on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Article V shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 5.04, the Investor shall not be required to contribute any amount in excess of the amount by which the Purchase Price for Shares actually purchased pursuant to this Agreement exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Article V, each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of the Investor shall have the same rights to contribution as the Investor, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each trustee, officer, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5.04.

Section 5.05 Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified person at law or in equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive termination.

Article VI.
Covenants of the Company

Section 6.01 Effective Registration Statement. During the Commitment Period, the Company shall notify the Investor promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the Common Stock shall cease to be authorized for listing on the Principal Market, (iii) the Common Stock ceases to be registered under Section 12(b) of the Exchange Act or (iv) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.

Section 6.02 Trust Existence. The Company will take all steps necessary to preserve and continue the trust existence of the Company.

Section 6.03 Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will immediately notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement, the Prospectus or for any additional information relating to the Registration Statement or Prospectus; (ii) the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or any other law; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice during the continuation of any of the foregoing events.

Section 6.04 Prospectus Delivery. The Company agrees that on such dates as the Securities Act shall require, the Company will file a Prospectus Supplement or other appropriate form as determined by counsel with the SEC under the applicable paragraph of Rule 424(b) under the Securities Act, which Prospectus Supplement will set forth, within the relevant period, the amount of Shares sold to the Investor, the net proceeds to the Company and the discount paid by the Investor with respect to such Shares. The Company shall provide the Investor at least 24 hours to comment on a draft of each such Prospectus Supplement (and shall give due consideration to all such comments) and shall deliver or make available to the Investor, without charge, an electronic copy of each form of Prospectus Supplement, together with the Base Prospectus. The Company consents to the use of the Prospectus (and of any Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or “blue sky” laws of the jurisdictions in which the Shares may be sold by the Investor, in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares. If during such period of time any event shall occur that in the judgment of the Company and its counsel is required to be set forth in the Prospectus or should be set forth therein in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and file with the SEC an appropriate Prospectus Supplement to the Prospectus and shall expeditiously furnish or make available to the Investor an electronic copy thereof.

Section 6.05 Listing of Shares. The Company will use commercially reasonable efforts to cause the Shares to be listed on the Principal Market and to qualify the Shares for sale under the securities laws of such jurisdictions as are required by law in the reasonable opinion of Investor’s counsel that the Investor designates; provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

Section 6.06 Issuance of the Company’s Common Stock. The sale of Common Stock hereunder shall be made in accordance with the provisions and requirements of the Securities Act and any applicable state securities law.

Section 6.07 Use of Proceeds. The Company shall use the net proceeds from this offering as disclosed in the Prospectus.

Section 6.08 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, or (vii) filing fees of the SEC and the Financial Industry Regulatory Authority, Inc. Corporate Finance Department.

Section 6.09 Compliance with Laws. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

Section 6.10 Comfort Letters. At the request of the Investor and within a reasonable period of time after (i) the date hereof, and (ii) the date of filing or amending each Annual Report on Form 10-K for a period in which an Advance was delivered pursuant to this Agreement and which are incorporated by reference in the Registration Statement, the Company will request that its independent accountants furnish to the Investor a letter in form and substance reasonably satisfactory to the Investor, containing statements and information of the type ordinarily included in, and dated as of the customary date for, accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company.

Section 6.11 Opinion of Counsel. Prior to the date of the first Advance Notice, the Investor shall have received an opinion letter from counsel to the Company in the form attached hereto as Exhibit C.

Section 6.12 Current Report. Promptly after the date hereof (and prior to the Company delivering an Advance Notice to the Investor hereunder), the Company shall file with the SEC a report on Form 8-K or such other appropriate form as determined by counsel to the Company, relating to the transactions contemplated by this Agreement and a preliminary Prospectus Supplement pursuant to Rule 424(b) of the Securities Act disclosing all information relating to the transaction contemplated hereby required to be disclosed therein (collectively, the “Initial Disclosure”) and shall provide the Investor with 24 hours to review the Initial Disclosure prior to its filing.

Article VII.
Conditions for Advance and Conditions to Closing

Conditions Precedent to each Advance. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance is subject to the satisfaction by the Company, on each Advance Notice Date and Advance Settlement Date (a “Condition Satisfaction Date”), of each of the following conditions:

Section 7.01 Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects.

Section 7.02 Registration of the Common Stock with the SEC. The Registration Statement is effective and the Company is not aware of any of the events set forth in Section 6.03 hereof. The Initial Disclosure shall have been filed with the SEC, all Prospectus Supplements shall have been filed with the SEC, as required pursuant to Section 6.04 in connection with all prior Advances and an electronic copy of such Prospectus Supplement together with the Base Prospectus shall have been delivered or made available to the Investor. The Company shall have filed with the SEC in a timely manner all reports, notices and other documents required of a “reporting company” under the Exchange Act and applicable SEC regulations.

Section 7.03 Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of the shares of Common Stock, or shall have the availability of exemptions therefrom. The sale and issuance of the shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

Section 7.04 No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the SEC or any other federal or state governmental, administrative or self regulatory authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or Prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be required.

Section 7.05 Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

Section 7.06 No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have a Material Adverse Effect.

Section 7.07 No Suspension of Trading in or Delisting of Common Stock. The Common Stock is trading on the Principal Market and all of the Shares issuable pursuant to such Advance Notice shall have been approved for listing on the Principal Market and the Company believes, in good faith, that trading of the Common Stock on the Principal Market will continue uninterrupted for the foreseeable future. The issuance of shares of Common Stock with respect to the applicable Advance Notice will not violate the shareholder approval requirements, if any, of the Principal Market. The Company shall not have received any notice threatening the continued listing of the Common Stock on the Principal Market.

Section 7.08 Change in Control. There shall not have been any Change in Control.

Section 7.09 Authorized. There shall be a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to such Advance Notice.

Section 7.10 Consecutive Advance Notices. Except with respect to the first Advance Notice, the Company shall have delivered all Shares relating to all prior Advances.

Section 7.11 Executed Advance Notice. The Investor shall have received the Advance Notice in compliance with the Advance parameters set forth in Section 2.01 executed by an officer of the Company and the representations contained in such Advance Notice shall be true and correct as of each Condition Satisfaction Date.

Article VIII.
Non-Disclosure of Non-Public Information

Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, provided, however, that notwithstanding anything herein to the contrary, during any period from and including the delivery of an Advance Notice through and including the occurrence of the related Advance Settlement Date, the Company will immediately notify the Investor or its advisors or representatives of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading.

The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

Article IX.
Choice of Law/Jurisdiction

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

Article X. Assignment; Termination

Section 10.01 Assignment. Neither this Agreement nor any rights or obligations of either party hereunder may be assigned to any other Person.

Section 10.02 Termination.

(a)	Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the date that is 24-months from the Effective Date, or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of the Commitment Amount.

(b)	The Company may terminate this Agreement at any time upon prior written notice to the Investor; provided that upon such termination (i) there are no Advances outstanding, and (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(c)	The obligation of the Investor to make an Advance to the Company pursuant to this Agreement shall terminate permanently (including with respect to an Advance Settlement Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of 50 Trading Days, other than due to the acts of the Investor, during the Commitment Period, provided, however, that this termination provision shall not apply to any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC and provided, further, however, that this termination provision shall not apply to any period commencing upon the filing of a successor shelf registration statement to such Registration Statement and ending upon the date on which such successor shelf registration statement is declared effective by the SEC.

(d)	Nothing in this Section 10.02 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive termination hereunder.

Article XI. Notices

Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) 3 days after being sent by U.S. certified mail, return receipt requested, or (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and Email addresses for such communications, except for Advance Notices which shall be delivered in accordance with Section 2.01(b) hereof and Settlement Documents which shall be delivered in accordance with Section 2.02(a) hereof, shall be:

If to the Company, to:	RAIT Financial Trust
Cira Centre 2929 Arch Street, 17th Floor
Philadelphia, PA 19104
Attention: Raphael Licht, Chief Operating Officer
Telephone: (215) 243-9033
Facsimile: (215) 243-9039
With a copy to:	Ledgewood
1900 Market Street, Suite 750
Philadelphia, PA 19103
Attention: J. Baur Whittlesey, Esq.
Telephone: (215) 731-9450
Facsimile: (215) 735-2513
If to the Investor(s):	YA Global Master SPV Ltd.
101 Hudson Street –Suite 3700
Jersey City, NJ 07302
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 985-8300
Facsimile: (201) 985-8266
With a Copy to:	David Gonzalez, Esq.
101 Hudson Street – Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

Each party shall provide 5 days’ prior written notice to the other party of any change in address, or facsimile number.

Article XII. Miscellaneous

Section 12.01 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by Email or facsimile transmission, the party using such means of delivery shall cause 2 additional original executed signature pages to be physically delivered to the other party within 5 days of the execution and delivery hereof, though failure to deliver such copies shall not affect the validity of this Agreement.

Section 12.02 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.03 Brokerage. Other than the Placement Agent, each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 12.04 Integration. This Agreement, along with any exhibits or amendments hereto, encompasses the entire agreement of the parties and supersedes all previous understandings and agreements between the parties, whether oral or written.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Distribution Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
RAIT Financial Trust
By: /s/ Jack E. Salmon

Name: Jack E. Salmon
Title: Chief Financial Officer & Treasurer
INVESTOR:
YA Global Master SPV Ltd.
By: Yorkville Advisors, LLC
Its: Investment Manager
By: /s/ Mark Angelo

Name: Mark Angelo
Title: Portfolio Manager

EXHIBIT A

ADVANCE NOTICE

RAIT FINANCIAL TRUST

The undersigned,        hereby certifies, with respect to the sale of shares of Common Stock of RAIT FINANCIAL TRUST (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to the Standby Equity Distribution Agreement (the “Agreement”), as follows:

1. The undersigned is the duly elected        of the Company.

2. The Company has performed in all material respects all covenants and agreements to be performed by the Company and has complied in all material respects with all obligations and conditions contained in this Agreement on or prior to the Advance Notice Date, and shall continue to perform in all material respects all covenants and agreements to be performed by the Company through the applicable Advance Notice Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

3. The Advance requested is       .

4. 4.99% of the outstanding Common Stock of the Company as of the date hereof is      .

5. The Minimum Acceptable Price for this Advance is       .

The undersigned has executed this Certificate this        day of       .

RAIT FINANCIAL TRUST

By:
Name:
Title:

Please deliver this Advance Notice by mail, e-mail or facsimile with a follow up phone call to:

Yorkville Advisors, LLC

101 Hudson Street, Suite 3700, Jersey City, NJ 07302
Fax: (201) 946-0851
Attention: Trading Department and Compliance Officer
Confirmation Telephone Number: (201) 985-8300 ext. 129.
E-mail: trading@yorkvilleadvisors.com

EXHIBIT B

FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

RAIT FINANCIAL TRUST
Attn: Jack E. Salmon, CFO & Treasurer
Email:

Attn: James J. Sebra, SVP & CAO
Email: jsebra@raitft.com

Below please find the settlement information with respect to the
Advance Notice Date of:
1.	(a) Amount of Advance $
[a]aa[a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a] [a]aa
(b) Amount of Advance after adjusting for Ownership Limitation, Registration Limitation and Minimum Acceptable Price, if applicable: $
[a]aa[a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a] [a]aa
(c) Additional Aggregate Purchase Price Paid for Common Stock on Excluded Days pursuant to Section 2.01(e) at the Minimum Acceptable Price, if 6 below applies: $
[a]aa[a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a] [a]aa
(d) Amount of Commission: $
[a]aa[a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a] [a]aa
(e) Net Advance Amount: $
[a]aa[a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a] [a]aa
2.	Market Price: $
[a]aa[a][a][a][a][a][a][a][a][a][a] [a]
3.	Purchase Price (Market Price X 97%) per share: $
[a]aa[a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a] [a]
4.	Minimum Acceptable Price per share, if 6 below applies: $
[a]aa[a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a][a] [a]
	Number of Shares due to Investor computed by dividing 1(b) above by	5.	3 above:

	Additional Shares to be Purchased Pursuant to Excluded Days	6.	pursuant to Section 2.01(e) at the Minimum Acceptable Price:

7.	Aggregate Number of Shares due to Investor:

Please issue the number of Shares due to the Investor to the account of the Investor as follows:

[to come]

Approved By RAIT Financial Trust:	Sincerely,
_________________________________	YA GLOBAL MASTER SPV, LTD.
Name:

EXHIBIT C

FORM OF OPINION

1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with trust power to own, lease and operate its properties and to conduct its business substantially as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Standby Equity Distribution Agreement (the “Agreement”).

2. The Company has the requisite trust power and authority to enter into and perform its obligations under the Agreement and to issue the Shares in accordance with their terms. The execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary trust action, and no further consent or authorization of the Company or its Board of Trustees or shareholders is required. The Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies; and except to the extent that rights to indemnification and contribution may be limited or held unenforceable under applicable federal or state securities laws or public policy underlying such laws.

3. The Shares are duly authorized and, upon issuance in accordance with the terms of the Agreement, will be duly and validly issued, fully paid and nonassessable, free of any liens, encumbrances and preemptive or similar rights contained to our knowledge, in any agreement filed by the Company as an exhibit to the Company’s latest Form 10-K or 10-Q filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (the “Public Filings”).

4. The execution, delivery and performance of the Agreement by the Company (other than performance by the Company of its obligations under the indemnification sections of the Agreement, as to which no opinion need be rendered) will not (i) result in a violation of the Company’s Declaration of Trust or By-Laws; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or, indenture filed by the Company as an exhibit to the Company’s Public Filings; or (iii) to our knowledge, result in a violation of any federal law, rule or regulation, order, judgment or decree applicable to the Company or by which any material property or asset of the Company is bound or affected.

5. To our knowledge and other then as set forth in the Public Filings, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is subject which are required to be disclosed in any Public Filings.

RAIT FINANCIAL TRUST

SCHEDULE 4.18 TO SEDA

						Classification
	STATE/DATE OF					REIT, PRTNR, DRE,
COMPANY NAME	FORMATION	OWNER(S)	PERCENTAGE INTEREST OWNED		STATES WHERE QUALIFIED	CORP, TRS, QRS
RAIT Financial Trust	Maryland – 8/14/97	Publicly held			PA	REIT

RAIT General, Inc.	Maryland – 8/14/97	RAIT Financial Trust	100%		PA	QRS

RAIT Limited, Inc.	Maryland – 8/14/97	RAIT Financial Trust	100%		PA	QRS

RAIT Partnership, L.P.	Delaware – 8/15/97	RAIT General, Inc.	1% general partner		AL, CA, NY, PA
		RAIT Limited, Inc.	99% limited partner

Taberna Realty Finance Trust	Maryland – 6/7/06	RAIT Financial Trust	100% common shares		NY, PA	REIT
			80% preferred shares

210-218 The Promenade North LLC	California – 4/5/07	Long Beach Promenade Holdings,	100%
		LLC

901 King Street Associates	Pennsylvania	RAIT Firehouse, LLC	25% partner

990 Stewart Avenue Investors, LLC	Delaware - 01/19/06	RAIT Atria, LLC	Preferred Capital Member

1805 Old Alabama Road, LLC	Georgia	1805 Old Alabama Road Manager,	.5%
		LLC	99.5%
		RAIT Old Alabama Road, LLC

1805 Old Alabama Road Manager, LLC	Georgia	RAIT Old Alabama Road, LLC	100%

6006 Executive Boulevard, LLC	Maryland – 1/15/98	RAIT Executive Boulevard, LLC	1% (managing) member
		RAIT Partnership, L.P. SAS Executive Boulevard	83.6% member 15.4% member

AI-Hartford, LLC	Delaware — 11/22/06	RAIT-Hartford, L.L.C.	Class B Member		WI

AI-Neenah, LLC	Delaware — 11/22/06	RAIT-Neenah, L.L.C.	Class B Member		WI

AI-Two Rivers, LLC	Delaware — 11/22/06	RAIT-Two Rivers, L.L.C.	Class B Member		WI

Advenir@Promontory, LLC	Florida	RAIT Promontory Point, LLC	Class B Member		Texas

Amarillo Dunhill, LLC	Delaware - 08/29/06	RAIT Amarillo, LLC	Class A member		Texas

Apartments of Mandalay Bay, LLC	Delaware – 11/21/06	Mandalay Member, LLC	100%

Aslan Centerpoint, LLC	Kentucky	RAIT Aslan Centerpoint, LLC	100%		AL

Aslan Chalkville, LLC	Kentucky	RAIT Aslan Chalkville, LLC	100%		AL

Aslan Terrace, LLC	Kentucky	RAIT Aslan Terrace, LLC	100%		AL

Autumn Grove Member, LLC	Delaware – 2/5/07	PRG-RAIT Portfolio Member, LLC	100%

Autumn Grove Apartments Illinois,	Delaware – 1/22/07	Autumn Grove Member, LLC	100%		IL
LLC

Belle Creek, LLC	Delaware – 2/10/09	RAIT Partnership, L.P.	100%

Belle Creek Member, LLC	Delaware – 11/29/06	Belle Creek, LLC	100% Class A Member
		RAIT-CVI III Belle Creek, LLC	Class B Member

Belle Creek Apartments Colorado,	Delaware – 11/21/06	Belle Creek Member, LLC	100%
LLC

Boca Yamato, LLC	Delaware – 9/18/09	Yamato Member, LLC	100%		FL

Braden Lakes Member, LLC	Delaware — 05/05/05	RAIT Braden Lakes, LLC	Class B Member		FL

Broadstone I Partner, LLC	Delaware – 2/18/04	RAIT Broadstone, Inc.	3% Member

Burton Holdings, LLC	DE- 10/23/09	RAIT Equity Holdings I, LLC	100%

Colonial Parc Apartments	Delaware –	Colonial Parc Member, LLC	100%		Arkansas
Arkansas, LLC	12/17/2008

Colonial Parc Member, LLC	Delaware –	RAIT Partnership, L.P.	100%
	12/17/2008

Copper Mill Member, LLC	Delaware – 2/5/07	PRG-RAIT Portfolio Member, LLC	100%

Creeks at Copper Hills Apartments	Delaware – 11/27/06	Copper Mill Member, LLC	100%		TX
Texas, LLC

Creekstone Colony Lakes Member,	Delaware – 9/15/09	RAIT Equity Holdings I, LLC	100%
LLC

Cornerstone Member, LLC	Delaware	RAIT Cornerstone, LLC	Class B Member		FL

CP/GP, Inc.	PA – 11/19/97	RAIT Partnership, L.P.	100%

Crestmont Member, LLC	Delaware – 2/5/07	PRG-RAIT Portfolio Member, LLC	100%

Crestmont Apartments Georgia, LLC	Delaware – 11/21/06	Crestmont Member, LLC	100%		GA

Cumberland Member, LLC	Delaware – 2/5/07	PRG-RAIT Portfolio Member, LLC	100%

Cumberland Glen Apartments	Delaware – 1/22/07	Cumberland Member, LLC	100%		GA
Georgia, LLC

Desert Wind, LLC	Delaware – 4/13/09	RAIT Equity Holdings I, LLC	100%

Desert Wind Member, LLC	Delaware – 2/5/07	Desert Wind, LLC	100% Class A Member
		RAIT-CVI III, LLC	100% Class B Member

Desert Wind Apartments Arizona, LLC	Delaware – 11/21/06	Desert Wind Member, LLC	100%		AZ

Diversified Historic Investors III: Lincoln Court Apartments Trust	PA -	RAIT Lincoln Court, LLC	20% beneficiary

Eagle Ridge, LLC	Delaware – 4/13/09	RAIT Equity Holdings I, LLC	100%

Eagle Ridge Member, LLC	Delaware – 2/5/07	Eagle Ridge, LLC	100% Class A Member
		RAIT-CVI III, LLC	100% Class B Member

Eagle Ridge Apartments	Delaware – 1/22/07	Eagle Ridge Member, LLC	100%		CA
California, LLC

Embark on Burton, LLC	Delaware – 3/6/07	Burton Holdings, LLC	100%

Emerald Bay Manager, LLC	Delaware – 4/13/09	RAIT Equity Holdings I, LLC	100%

Emerald Bay Member, LLC	Delaware – 2/5/07	Emerald Bay Manager, LLC	100% Class A Member
		RAIT-CVI III, LLC	100% Class B Member

Emerald Bay Apartments Nevada, LLC	Delaware – 11/21/06	Emerald Bay Member, LLC	100%		NV

Executive Center Member, LLC	Delaware – 2/24/09	RAIT Partnership, L.P.	100%

Executive Center Wisconsin, LLC	Delaware – 2/24/09	Executive Center Member, LLC	100%		WI

Fourth & Plum, LLC	Delaware – 9/04/07	RAIT Old Town Investor, LLC	Class B Member		OH

Grand Terrace, LLC	Delaware – 4/13/09	RAIT Equity Holdings I, LLC	100%

Grand Terrace Member, LLC	Delaware – 2/5/07	Grand Terrace, LLC	100% Class A Member
		RAIT-CVI III, LLC	100% Class B Member

Grand Terrace Apartments	Delaware – 1/22/07	Grand Terrace Member, LLC	100%		CA
California, LLC

Heritage Trace Member, LLC	Delaware – 2/5/07	PRG-RAIT Portfolio Member, LLC	100%

Heritage Trace Apartments	Delaware – 11/21/06	Heritage Trace Member, LLC	100%		VA
Virginia, LLC

JPG – Hartford, L.L.C.	Delaware — 11/13/06	RAIT-Hartford, L.L.C.	Class B Member		WI

JPG – Neenah, LLC	Delaware — 11/13/06	RAIT-Neenah, L.L.C.	Class B Member		WI

JPG – Two Rivers, L.L.C.	Delaware — 11/13/06	RAIT-Two Rivers, L.L.C.	Class B Member		WI

Jupiter Communities, LLC (f//k/a	Delaware – 4/9/09	RAIT Jupiter Holdings, LLC	75% Member		Alabama, Arizona,
Jupiter Illinois Acquisition, LLC)					Arkansas, Colorado,
					Florida, Georgia,
					Illinois, Indiana,
					Iowa, Kansas,
					Kentucky, Michigan,
					Nevada, Ohio, Texas
					and Wisconsin

Lafayette English Apartments, LP	Texas – 8/24/06	Lafayette English GP, LLC	.5% general partner
		Lafayette English Partner, LLC	99.5% limited partner

Lafayette English GP, LLC	Delaware – 6/4/09	Lafayette English Member, LLC	100%

Lafayette English Member, LLC	Delaware – 6/4/09	RAIT Equity Holdings I, LLC	100%

Las Vistas, LLC	Delaware – 4/13/09	RAIT Equity Holdings I, LLC	100%

Las Vistas Member, LLC	Delaware – 2/5/07	Las Vistas, LLC	100% Class A Member
		RAIT-CVI III, LLC	100% Class B Member

Las Vistas Apartments Arizona, LLC	Delaware – 11/21/06	Las Vistas Member, LLC	100%

Long Beach Promenade Holdings, LLC	Delaware – 7/28/09	RAIT Partnership, L.P.	100%

Mandalay Member, LLC	Delaware – 2/5/07	PRG-RAIT Portfolio Member, LLC	100%

Madison Park Apartments Indiana,	DE – 10/19/09	Madison Park Member, LLC	100%		IN
LLC

Madison Park Member, LLC	DE – 10/19/09	RAIT Equity Holdings I, LLC	100%

McDowell Mountain Arizona, LLC	Delaware - 02/06/06	RAIT McDowell, LLC	Class B Member (and managing member)		AZ
(f/k/a ICP 3400, LLC)

Mineral Center Colorado, LLC	DE – 10/26/09	Mineral Center Member, LLC	100%		CO

Mineral Center Member, LLC	DE – 10/26/09	RAIT Equity Holdings I, LLC	100%

Murrells Retail Associates, LLC	DE – 8/19/09	Murrells Retail Holdings, LLC	100%		SC

Murrells Retail Holdings, LLC	DE – 8/20/09	RAIT Equity Holdings I, LLC	100%

NP Dunhill, Ltd.	Texas – 4/27/06	RAIT North Park, LLC	Class A Member

New Stonecrest Associates, L.P.	Pennsylvania –	New Stonecrest Preferred, LLC	Class A Member (80%)		AL
	7/15/08	RAIT Stonecrest, LLC	Class B Member (100%)

New Stonecrest Preferred, LLC	Delaware – 8/1/08	RAIT CRE CDO I, Ltd.	100%

North Park Place Owner A, LLC	Delaware – 6/9/06	RAIT North Park Place, LLC	100%		MI

North Park Place Owner B, LLC	Delaware – 6/9/06	RAIT North Park Place, LLC	100%		MI

North Park Place Owner C, LLC	Delaware – 7/12/06	RAIT North Park Place, LLC	100%		MI

Orchid Tree Arizona, LLC	Delaware – 1/14/09	Orchid Tree Member, LLC	100%		Arizona

Orchid Tree Member, LLC	Delaware – 3/18/09	RAIT Partnership, L.P.	100%

OSEB GP, Inc.	Delaware – 7/11/98	RAIT Partnership, L.P.	100%

Oyster Point Member, LLC	Delaware – 2/5/07	PRG-RAIT Portfolio Member, LLC	100%

Oyster Point Apartments Virginia,	Delaware – 11/21/06	Oyster Point Member, LLC	100%
LLC

Penny Lane Manager, LLC	Delaware – 4/13/09	RAIT Equity Holdings I, LLC	100%

Penny Lane Member, LLC	Delaware – 2/5/07	Penny Lane Manager, LLC	100% Class A Member
		RAIT-CVI III, LLC	100% Class B Member

Penny Lane Apartments Arizona, LLC	Delaware – 11/21/06	Penny Lane Member, LLC	100%

PMZ – Hartford, L.L.C.	Delaware — 10/18/06	RAIT-Hartford, L.L.C.	Class B Member		WI

PMZ – Neenah, L.L.C.	Delaware — 10/18/06	RAIT-Neenah, L.L.C.	Class B Member		WI

PMZ – Two Rivers, LLC	Delaware — 10/18/06	RAIT-Two Rivers, L.L.C.	Class B Member		WI

PRG-RAIT Portfolio Member, LLC	Delaware – 9/22/08	RAIT-PRG Member, LLC	95%
		PRG RAIT Portfolio Manager, LLC	5%

Quito Village Associates, LLC	Delaware – 6/20/07	RAIT Quito-B, LLC RAIT Quito-C, LLC	Class B Member Class C Member		CA

RAIT-401 Michigan, LLC	Delaware – 12/27/04	RAIT CRE CDO I Ltd.	100%

RAIT 500 Michigan, LLC	Delaware – 10/30/06	RAIT CRE CDO I, Ltd.	100%

RAIT Amarillo, LLC	Delaware – 9/13/06	RAIT CRE CDO I, Ltd.	100%

RAIT Aslan Centerpoint, LLC	Delaware - 05/30/07	RAIT Partnership, L.P.	100%		AL

RAIT Aslan Chalkville, LLC	Delaware - 05/30/07	RAIT Partnership, L.P.	100%		AL

RAIT Aslan Terrace, LLC	Delaware - 05/30/07	RAIT Partnership, L.P.	100%		AL

RAIT Asset Holdings, LLC	Delaware – 10/5/05	RAIT Partnership, L.P.	100%

RAIT Asset Holdings II, LLC	Delaware – 7/14/09	RAIT Asset Holdings II Member,	100%
		LLC

RAIT Asset Holdings II Member, LLC	Delaware – 7/20/09	RAIT Partnership, L.P.	100%

RAIT Asset Management, LLC	Delaware – 9/17/09	Taberna Funding, LLC	100%		Illinois

RAIT Atria, LLC	Delaware – 9/13/06	RAIT CRE CDO I, Ltd.	100%

RAIT Braden Lakes, LLC	Delaware – 5/10/05	RAIT CRE CDO I, Ltd.	100%

RAIT Broadstone, Inc.	Delaware – 2/18/04	RAIT Partnership, L.P.	100%

RAIT Capital Corp.	Delaware – 8/2/00	RAIT Partnership, L.P.	100%		PA

RAIT Capital, Limited	Ireland	Taberna Realty Finance Trust		100%

RCMBS Investors I, LLC	Delaware – 1/20/09	RAIT Partnership, L.P.	100%

RAIT Cornerstone, LLC	Delaware – 5/10/05	RAIT CRE CDO I, Ltd.	100%

RAIT CRE CDO I, LLC	Delaware – 10/5/06	RAIT Partnership, L.P.	100%

RAIT CRE CDO I, Ltd.	Cayman Islands –	RAIT Preferred Holdings I, LLC	100%
	10/4/06

RAIT CRE Holdings, LLC	Delaware - 05/30/07	Taberna Realty Finance Trust	100%

RAIT-CVI III, LLC	Delaware – 7/2/08	RAIT Partnership, L.P.	100%

RAIT-CVI III Belle Creek, LLC	Delaware – 7/3/08	RAIT CRE CDO I, Ltd.	100%

RAIT Enterprises, LLC	Delaware – 6/24/02	RAIT Financial Trust	16.67%

RAIT Executive Mews Manager I,	Delaware – 3/29/01	RAIT Partnership, L.P.	100%
Inc.

RAIT Executive Mews Manager II,	Delaware – 3/29/01	RAIT Partnership, L.P.	100%
Inc.

RAIT Executive Mews Manager III,	Delaware – 3/29/01	RAIT Partnership, L.P.	100%
Inc.

RAIT Equity Holdings I, LLC	Delaware – 6/4/09	RAIT Partnership, L.P.	100%

RAIT-Hartford, L.L.C.	Delaware – 03/14/07	RAIT Preferred Funding II, Ltd.	100%

RAIT Jupiter Holdings, LLC	Delaware – 4/9/09	RAIT Partnership, L.P.	100%

RAIT Lincoln Court, LLC	Delaware – 9/25/02	RAIT Partnership, L.P.	100%

RAIT McDowell, LLC	Delaware – 1/16/07	RAIT Partnership, L.P.	100%

RAIT Milwaukee, LLC	Delaware – 7/29/04	RAIT Partnership, L.P.	100%

RAIT-Neenah, L.L.C.	Delaware - 03/27/07	RAIT Preferred Funding II, Ltd.	100%

RAIT North Park, LLC	Delaware – 6/9/06	RAIT CRE CDO I Ltd.	100%

RAIT North Park Place, LLC	Delaware – 10/23/08	RAIT Partnership, L.P.	100%

RAIT Old Alabama Road, LLC	Georgia – 7/2/08	RAIT Partnership, L.P.	100%

RAIT Old Town Investor, LLC	Delaware – 9/20/07	RAIT CRE CDO I, Ltd.	100%

RAIT-PRG Member, LLC	Delaware – 9/22/08	RAIT Partnership, L.P.		100%

RAIT Preferred Funding II, Ltd.	Cayman Islands –	RAIT CRE Holdings, LLC		100%
(f/k/a RAIT CRE CDO II, Ltd.)	2/8/07

RAIT Preferred Funding II, LLC (f/k/a/ RAIT CRE CDO II, LLC)	Delaware – 3/2/07	RAIT Preferred Funding II, Ltd.		100%

RAIT Preferred Holdings I, LLC	Delaware – 10/27/06	RAIT Partnership, L.P.		100%

RAIT Preferred Holdings II, LLC	Delaware – 2/22/07	Taberna Realty Finance Trust		100%

RAIT Promontory Point, LLC	Delaware – 4/11/07	RAIT Preferred Funding II, Ltd.		100%

RAIT Quito-B, LLC	Delaware — 7/10/07	RAIT Preferred Funding II, Ltd.		100%

RAIT Quito-C, LLC	Delaware – 7/10/07	RAIT Partnership, L.P.		100%

RAIT Reuss B Member, LLC	Delaware – 5/14/08	RAIT CRE CDO I, Ltd.		100%

RAIT Reuss C Member, LLC	Delaware – 10/17/08	RAIT CRE CDO I, Ltd.		100%

RAIT Reuss D Member, LLC	Delaware – 3/26/09	RAIT CRE CDO I, Ltd.		100%

RAIT Reuss Federal Plaza, LLC	Delaware – 9/14/07	RAIT Partnership, L.P.		Class A Member		WI
		RAIT Reuss B Member, LLC		Class B Member
		RAIT Reuss C Member, LLC		Class C Member

RAIT Rohrerstown, L.P.	Pennsylvania –	RAIT General, Inc.		1% general partner
	3/17/98	RAIT Partnership, L.P.		99% limited partner

RAIT Rutherford A, LLC	Delaware – 1/20/09	RAIT Partnership, L.P.		100%

RAIT SLH, Inc.	Pennsylvania – 9/27/99	RAIT General, Inc.	100%

RAIT SLH, L.P.	Pennsylvania –	RAIT Partnership, L.P.		11% limited partner
	9/27/99

RAIT SAAR Company, LLC	Delaware – 9/29/06	RAIT CRE CDO I, Ltd.		100%

RAIT Sabel Key Manager, Inc.	Delaware – 7/10/02	RAIT Partnership, L.P.		100%

RAIT Securities, LLC	Delaware – 02/03/05	Taberna Realty Finance Trust		100%		PA, NY, NC

RAIT Securities (UK), Ltd.	United Kingdom	Taberna Realty Finance Trust		100%

RAIT Stone Creek, LLC	Delaware – 1/8/09	RAIT Partnership, L.P.		100%

RAIT Stone Creek Preferred, LLC	Delaware – 1/8/09	RAIT Partnership, L.P.		100%

RAIT Stonecrest, LLC	Delaware – 07/09/08	RAIT Partnership, L.P.		100%

RAIT Towne Square, LLC	Delaware – 6/9/06	RAIT CRE CDO I, Ltd.		100%

RAIT-Two Rivers, L.L.C.	Delaware — 03/27/07	RAIT Preferred Funding II, Ltd.		100%

RAIT Urban Holdings, LLC	Delaware – 8/28/07	RAIT Partnership, L.P.		100%

RAIT Ventures, LLC	Delaware – 4/1/02	RAIT Financial Trust		30%

Regency Meadows, LLC	Delaware – 2/10/09	RAIT Equity Holdings I, LLC		100%

Regency Meadows Nevada Member, LLC	Nevada – 12/13/05	Regency Meadows, LLC		100%

Regency Meadows Nevada, LLC	Nevada – 12/6/05	Regency Meadows Nevada Member, LLC		100%

REM-Cherry Hill, LLC	New Jersey – 3/29/01	RAIT Partnership, L.P.		100%

REM-Willow Grove, Inc.	Pennsylvania – 3/29/01	RAIT Partnership, L.P.		100%

REM-Willow Grove, L.P.	Pennsylvania –	REM-Willow Grove, Inc.		1% general partner
	3/29/01	RAIT Partnership, L.P.		99% limited partner

Remington Florida, LLC	Delaware – 6/8/06	Remington Florida Member, LLC		100%

Remington Florida Member, LLC	Delaware – 2/18/09	RAIT Equity Holdings I, LLC		100%

River View New York, LLC	Delaware – 3/3/09	RAIT Partnership, L.P.		100%		NY

Rutherford Plaza A Member I, LLC	Delaware – 7/16/09	RAIT Partnership, L.P.		100%

Rutherford Plaza A Member II, LLC	Delaware – 7/16/09	RAIT Partnership, L.P.		100%

Rutherford Plaza A Member III, LLC	Delaware – 7/16/09	RAIT Partnership, L.P.		100%

Rutherford Plaza Manager, Inc.	Delaware – 7/23/03	HVC Rutherford Plaza, LLC RAIT Partnership, L.P.		50% 50%

Rutherford Preferred, LLC (f/k/a RAIT Rutherford B, LLC)	Delaware – 1/20/09 (name changed on 7/16/09)	RAIT Partnership, L.P.		100%

SAAR Company, LLC	NY– 05/08/95	RAIT SAAR Company, LLC		Class B Member

Sabel Key Southwest, LLC	Delaware – 07/02/02	RAIT Sabel Key Manager, Inc.		Non-member manager		FL

Sandal Ridge, LLC	Delaware – 4/13/09	RAIT Equity Holdings I, LLC		100%

Sandal Ridge Member, LLC	Delaware – 2/5/07	Sandal Ridge, LLC		100% Class A Member
		RAIT-CVI III, LLC		100% Class B Member

Sandal Ridge Apartments Arizona, LLC	Delaware – 11/21/06	Sandal Ridge Member, LLC		100%		AZ

Sharpstown Mall Texas, LLC (f/k/a RAIT Sharpstown, L.L.C.)	Delaware — 05/15/07	Sharpstown Member, LLC		100%		TX

Sharpstown Member, LLC (f/k/a RAIT Sharpstown GP, Inc.)	Delaware — 05/15/07 converted on 1/20/09	RAIT Partnership, L.P.		100%

Southgreen Apartments Indiana, LLC	DE – 10/19/09	Southgreen Member, LLC	100%		IN

Southgreen Member, LLC	DE – 10/19/09	RAIT Equity Holdings I, LLC	100%

St. Pete Beach Holdings, LLC	Delaware – 2/14/08	RAIT Partnership, L.P.		100%

Stone Creek Apartments Colorado, LLC	Delaware – 2/5/07	Stone Creek Member, LLC		100%		CO

Stone Creek Member, LLC	Delaware – 2/5/07	RAIT Stone Creek, LLC		Class A Member
		RAIT Stone Creek Preferred, LLC		Class B Member

TS Dunhill, Ltd.	Texas – 4/27/06	RAIT Towne Square, LLC		Class A Member

Taberna VII Equity Trust, LLC	Delaware – 9/10/09	Taberna Capital Management, LLC		100%

Taberna IX Equity Trust, LLC	Delaware – 9/10/09	Taberna Capital Management, LLC		100%

Taberna Capital Management, LLC	Delaware — 08/28/03	Taberna Realty Finance Trust		100%		NY, PA

Taberna Capital (Bermuda) Ltd	Bermuda	Taberna Realty Finance Trust		100%

Taberna Equity Funding, Ltd	Cayman Island	Taberna Realty Finance Trust		100%

Taberna Europe CDO I p.l.c.	Ireland	Taberna Equity Funding, Ltd.		49% of “equity”

Taberna Europe CDO II p.l.c.	Ireland	Taberna Equity Funding, Ltd.		41% of “equity”

Taberna European Capital Management, LLC	Delaware – 12/15/09	Taberna Capital Management, LLC		100%

Taberna Funding LLC	Delaware — 06/20/05	Taberna Realty Finance Trust		100%

Taberna Funding Capital Trust I	Delaware – 02/08/07	Taberna Funding LLC		100%

Taberna Funding Capital Trust II	Delaware – 02/08/07	Taberna Funding LLC		100%

Taberna Loan Holdings I, LLC	Delaware – 07/27/05	Taberna Realty Finance Trust		100%

Taberna Loan Holdings II, LLC	Delaware – 08/31/06	Taberna Realty Finance Trust		100%

Taberna Preferred Funding II, Inc.	Delaware – 05/18/05	Taberna Preferred Funding II, Ltd.		100%

Taberna Preferred Funding III,	Delaware – 09/14/05	Taberna Preferred Funding III, Ltd.		100%
Inc.

Taberna Preferred Funding IV, Inc.	Delaware – 12/16/05	Taberna Preferred Funding IV, Ltd.		61%

Taberna Preferred Funding V, Inc.	Delaware 03/13/06	Taberna Preferred Funding V, Ltd.		100%

Taberna Preferred Funding VI, Inc.	Delaware – 06/07/06	Taberna Preferred Funding VI, Ltd.		100%

Taberna Preferred Funding VII,	Delaware – 08/31/06	Taberna Preferred Funding VII, Ltd.		100%
Inc.

Taberna Preferred Funding VIII,	Delaware – 02/20/07	Taberna Preferred Funding VIII, Ltd.		100%
Inc.

Taberna Preferred Funding IX, Inc.	Delaware – 06/20/07	Taberna Preferred Funding IX, Ltd.		100%

Taberna Preferred Funding II, Ltd.	Cayman Islands	Taberna Equity Funding Ltd.		50% of “equity”

Taberna Preferred Funding III,	Cayman Islands	Taberna Realty Finance Trust		55% of “equity”
Ltd.

Taberna Preferred Funding IV, Ltd.	Cayman Islands	Taberna Realty Finance Trust		55% of “equity”

Taberna Preferred Funding V, Ltd.	Cayman Islands	Taberna Realty Finance Trust		49% of “equity”

Taberna Preferred Funding VI, Ltd.	Cayman Islands	Taberna Realty Finance Trust		64% of “equity”

Taberna Preferred Funding VII,	Cayman Islands	Taberna Realty Finance Trust		62% of “equity”
Ltd.

Taberna Preferred Funding VIII,	Cayman Islands	Taberna Realty Finance Trust		100% of “equity”
Ltd.

Taberna Preferred Funding IX, Ltd.	Cayman Islands	Taberna Realty Finance Trust		100% of “equity”

Taberna Real Estate CDO I, Ltd.	Cayman Islands	Taberna Realty Finance Trust		100%

Taberna Realty Holdings Trust	Maryland – 04/07/05	Taberna Realty Finance Trust		100%

Tresa at Arrowhead Arizona, LLC	Delaware – 9/30/09	Tresa at Arrowhead Member, LLC		100%		AZ

Tresa at Arrowhead Member, LLC	Delaware – 9/30/09	RAIT Equity Holdings I, LLC		100%

Tuscany Bay Member, LLC	Delaware – 2/5/07	PRG-RAIT Portfolio Member, LLC		100%

Urban Retail Properties, LLC	Delaware – 5/12/93	RAIT Urban Holdings, LLC	25% Member

Ventura Member, LLC	Delaware – 2/7/07	RAIT-CVI III, LLC		Class B Member

Westminster Chase Holdings, LLC	Georgia – 1/22/08	RAIT Partnership, L.P.		100%

Willows Member, LLC	Delaware – 2/10/09	RAIT Equity Holdings I, LLC		100%

Willows at Lone Mountain West, LLC	Delaware – 10/17/06	Willows Member, LLC		100%		NV

Yamato Member, LLC	Delaware – 5/29/09	RAIT Partnership, L.P.		100%

Zeller-401 RAIT, L.L.C.	Delaware – 12/23/04	RAIT-401 Michigan, LLC		Class B Member

Zeller-500 RAIT, L.L.C.	Delaware – 10/27/06	RAIT 500 Michigan, LLC		Class B Member